Surna, Inc. Announces Appointment of Chief Executive Officer

BOULDER, CO – September 1, 2015 – Surna, Inc. (OTCQB: SRNA), a technology company that engineers state-of-the art equipment for controlled environment agriculture with special expertise in cannabis cultivation, announced today that its Board of Directors has appointed Stephen Keen as its President and Chief Executive Officer.

In 2007, with his extensive cultivation expertise, Keen founded Hydro Innovations to design and develop liquid cooled technologies for hobby cultivators. Hydro Innovations was acquired by Surna in 2014, and since then, Keen has been Surna’s Vice President of Research and Development, driving Surna’s industry-leading innovation engine.

“I’m honored by the appointment and excited to lead Surna during this period of rapid growth. I will be focusing on profitability as my top priority, including commercializing the groundbreaking products that my team and I developed while I was VP of Research and Development. As a shareholder, I see nothing more important to Surna’s success than these two priorities.”

Keen added, “I would also like to thank Tae for acting as our interim principal executive, which was no easy task. The time Tae spent in this position gave me the time to complete some truly exciting R&D projects before transitioning into the role of CEO.”

Tae Darnell remains on the Company’s Board. “We’re all very excited to have Stephen appointed as CEO for Surna,” he said. “As the visionary and creative leader of the Surna platform and the former CEO of Hydro Innovations, nobody knows Surna better than he does. I’m honored to have been able to serve in the role and look forward to continuing to be involved with the amazing growth our company is experiencing.”

About Surna:

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

At the Company

David Traylor

Chief Business Officer

(303) 993-5271

david.traylor@surna.com

Investor Relations

David Kugelman

Atlanta Capital Partners, LLC

(404) 856-9157

(866) 692-6847 Toll Free - U.S. And Canada